Exhibit  (d)(3)




                               ARVINMERITOR, INC.

                           EMPLOYEE STOCK BENEFIT PLAN

                   (As Amended Effective as of July 13, 2001)



1.  PURPOSE OF THE PLAN
    -------------------

            This Plan is intended to benefit the Corporation and its subsidiaries by providing compensation arrangements that may be used to attract, retain and reward key employees of the Corporation of training, experience and ability who are not Officers, to attract new employees whose services are considered valuable, and to provide such persons with a proprietary interest in and a greater concern for the welfare of the Corporation and its subsidiaries.

2.  DEFINITIONS
    -----------

            Whenever used herein, the following words and phrases shall (for purposes of this Plan and this Plan only) have the meanings stated unless a different meaning is plainly required by the context:

            (a) "ArvinMeritor" means ArvinMeritor, Inc.

            (b) "Award" means a grant, pursuant to the Plan, of Options, SARs, Performance Shares, Performance Units, Restricted Shares, or any combination thereof.

            (c) "Board" means the board of directors of ArvinMeritor.

            (d) "Change of Control," for purposes of the Plan, shall have the meaning given in Section 8.10 of ArvinMeritor's By-Laws.

            (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (f) "Committee" means the Compensation and Management Development Committee of the Board designated by the Board from among its members who are not eligible to receive an Award under the Plan.

            (g) "Common Shares" means ArvinMeritor's common shares, par value $1 per share, together with one right for each Common Share to purchase




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      one one-hundredth of a share of ArvinMeritor's Series A Junior
      Participating Preferred Stock, without par value.

            (h) "Corporation" means Arvin Industries, Inc., an Indiana corporation, and, effective July 7, 2000, ArvinMeritor, Inc., an Indiana corporation, and those of its subsidiary corporations or affiliates that participate in the Plan.

            (i) "Fair Market Value" means (i) if the Common Shares are listed on the New York Stock Exchange Composite Transactions reporting system, the closing price of the Common Shares on the consolidated tape of the New York Stock Exchange Composite Transactions reporting system on the date of determination or the next preceding day on which Common Shares were traded on such Exchange if not traded on the date of determination; and (ii) if the Common Shares are not listed on such Exchange, such value as the Committee, in good faith, shall determine. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value of Common Shares subject to an ISO shall be inconsistent with Section 422A of the Code or regulations thereunder.

            (j) "Grant Committee" means the Committee excluding those members of the Committee who are not at the time any Award is made both "outside directors" as defined for purposes of Section 162(m) of the Code and the regulations thereunder and "Non-Employee Directors" as defined in rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended, for purposes of Section 16 of that Act and the rules thereunder.

            (k) "ISO" means an incentive stock option, within the meaning of
      Section 422A of the Code, granted under the Plan pursuant to Sections 5 and 6.

            (l) "Non-tandem SAR" means an SAR not granted in connection with an Option.

            (m) "Officer" means any officer of the Corporation elected by the Board who is entitled to participate in the ArvinMeritor, Inc. 1998 Stock Benefit Plan, as amended.

            (n) "Option" means an option, including an ISO, granted under the Plan pursuant to Section 5.

            (o) "Option Agreement" means a written agreement specifying the type of Option granted, the price at which the Option shall be exercisable, the




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


      duration of the Option, the number of Common Shares to which the Option pertains and such other provisions as the Committee or the Grant Committee shall determine.

            (p) "Participant" means any key employee of the Corporation who is not an Officer and who has been selected by the Grant Committee to receive an Award.

            (q) "Performance Share" means a performance share granted under the Plan pursuant to Section 9.

            (r) "Performance Unit" means a performance unit granted under the Plan pursuant to Section 9.

            (s) "Plan" means the ArvinMeritor, Inc. Employee Stock Benefit Plan, as amended.

            (t) "Restricted Period" means the period (i) not less than three years or (ii) until achievement of performance goals specified at the time of Award by the Grant Committee with respect to an Award of Restricted Shares during which the Common Shares are subject to forfeiture if the grantee does not continue as an employee of the Corporation or any of its subsidiaries.

            (u) "Restricted Share" means a restricted share granted under the Plan pursuant to Section 8.

            (v) "Restricted Share Agreement" means a written agreement governing the issuance of a Restricted Share or Shares.

            (w) "SAR" means a stock appreciation right granted under the Plan pursuant to Section 7.

            (x) "SAR Agreement" means a written agreement evidencing the terms and conditions applicable to an SAR.

            (y) "Tandem SAR" means an SAR granted in connection with an Option.

3.  ADMINISTRATION OF THE PLAN
    --------------------------

            The Grant Committee shall, within the limits and pursuant to the terms of the Plan, determine the individuals to whom Awards are to be granted under the Plan, the number of shares to be subject to each Award, the exercise price with respect to each




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


Option, the base price with respect to each SAR, the restrictions to be imposed on Restricted Shares, the performance goals which must be met in order to earn each Performance Share and each Performance Unit, and all other terms and conditions of such Awards and the shares to be issued pursuant to the Plan. The Plan shall be otherwise administered by the Committee. The Committee is also authorized to interpret any provision of the Plan, to adopt, amend and rescind rules, regulations, terms and agreements relating to the Plan, Awards granted thereunder and the shares to be issued pursuant thereto, and to make all other determinations and take all other action that it deems necessary or advisable for the administration of the Plan. The Committee is also authorized to provide and accept any notices provided for hereunder. Action with respect to the Plan may be taken by a majority of the members of the Committee or the Grant Committee, as the case may be, then in office either at a meeting called by any member of the Committee or the Grant Committee, as the case may be, or by unanimous written consent of the Committee or the Grant Committee, as the case may be. The Board reserves the right, in its sole discretion, to exercise or authorize another committee or person to exercise some or all of the responsibilities, powers and authority vested in the Committee or the Grant Committee under the Plan. In making determinations with respect to Awards under the Plan, the Grant Committee may consider recommendations of the Chief Executive Officer of ArvinMeritor and shall take into account such factors as the Participant's level of responsibility, performance, performance potential, level and type of compensation and potential value of Awards.

4.  SHARES SUBJECT TO THE PLAN
    --------------------------

            (a) Common Shares Available for Delivery. Subject to Section 11 and the following provisions of this Section 4, the maximum number of Common Shares that may be subject to Awards (excluding Awards which are Tandem SARs) shall be 1,200,000 Common Shares.

            In the event that, prior to the expiration date of the Plan, (i) any Option granted under the Plan expires unexercised or is terminated, surrendered or cancelled (other than in connection with the exercise of an SAR) without being exercised, in whole or in part, for any reason, (ii) any Non-tandem SAR granted under the Plan expires unexercised or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, (iii) any Restricted Shares granted under the Plan are forfeited or reacquired by the Corporation in connection with the restrictions imposed upon such Common Shares pursuant to the Plan, or (iv) any Performance Share or Performance Unit distributable as Common Shares is unearned, terminated, surrendered, cancelled or forfeited, then the number of Common Shares theretofore subject to such Option, SAR, Performance Share, or Performance Unit or constituting such Restricted Shares, or the unexercised, terminated, surrendered, forfeited, cancelled or reacquired portion thereof, shall be added to the remaining number of Common Shares that may be made subject to

Awards under the Plan. If either the purchase price of Common Shares upon exercise of any Option or the tax withholding requirement is satisfied by tendering or withholding Common Shares or by tendering exercisable Options, only the number of Common Shares issued net of the Common Shares tendered or withheld shall be deemed delivered for purposes of determining the number of Common Shares available for Awards under the Plan.

            (b) Other Plan Limits. Subject to Section 11, the following additional maximum is imposed under the Plan: The maximum number of Common Shares that may be subject to Awards of ISOs shall be 1,200,000 Common Shares.

5.  OPTIONS
    -------

            (a) Options may be granted to Participants at any time and from time to time as shall be determined by the Grant Committee. The Grant Committee shall have complete discretion in determining the number of Common Shares subject to Options granted to each Participant. The Grant Committee may grant any type of Option to purchase Common Shares that is permitted by law at the time of the grant, including ISOs. Unless otherwise expressly provided at the time of grant, Options granted under the Plan will be nonqualified stock options.

            (b) Each Option shall be evidenced by an Option Agreement.

            (c) Except as provided in Sections 6 and 11 below, the number of Common Shares subject to Options to be granted to each Participant and the price per share to be paid by each Participant upon exercise shall be determined by the Grant Committee at the time the Options are granted, provided that such exercise price shall not be less than 100% of the Fair Market Value of the Common Shares on the date an Option is granted or the par value of the Common Shares, whichever is greater.

            (d) Except as provided in Section 6 and subject to earlier termination as provided in subsection (e) hereof, an Option granted under the Plan shall expire on the date determined by the Grant Committee at the time the Option is granted, provided that such date shall not be more than ten years from the date the Option is granted. The Grant Committee shall specify in the Option Agreement, at the time each Option is granted, the time or times at which, and in what proportions, the Option may be exercised prior to its expiration or earlier termination; provided, however, that if the Grant Committee does not establish a different exercise schedule at or before the date of grant of an Option, the Option shall become exercisable in three approximately equal installments on each of the first, second and third anniversaries of the date the Option is granted; and provided, further, that no Option shall be exercisable prior to one year (except as provided in subsections (e) and (f) hereof) nor after ten years from the date of grant thereof. The




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


Grant Committee, in its discretion, shall have the power to accelerate the exercisability of any or all Options, or any part thereof, granted under the Plan.

            (e) (i) Except as otherwise provided in this subsection (e), no Option may be exercised by a Participant at any time unless the Participant is then an employee of the Corporation.

            (ii) If the employment by the Corporation of a Participant who (or whose permitted transferee) holds an outstanding Award of Options terminates by reason of the death of the Participant, the Options subject to that Award and not theretofore exercised may be exercised from and after the date of the death of the Participant for a period of three years (or until the expiration date specified in the Award, if earlier) even if any of them was not exercisable at the date of death.

            (iii) If a Participant who (or whose permitted transferee) holds an outstanding Award of Options retires under a retirement plan of the Corporation, at any time after a portion of the Options subject to a particular Award has become exercisable, the Options subject to that Award and not theretofore exercised may be exercised from and after the date upon which they are first exercisable under that Award for a period of five years from the date of retirement (or until the expiration date specified in the Award, if earlier) even if any of them was not exercisable at the date of retirement.

            (iv) If the employment by the Corporation of a Participant who (or whose permitted transferee) holds an outstanding Award of Options is terminated for any reason other than death or retirement under a retirement plan of the Corporation, the Options subject to that Award and not theretofore exercised may be exercised only within three months after the termination of such employment (or until the expiration date specified in the Award, if earlier) and only to the extent the grantee thereof (or a permitted transferee) was entitled to exercise the Options at the time of termination of such employment, unless and except to the extent the Committee may otherwise determine; provided, however, that the Committee shall not in any event permit a longer period of exercise than would have been applicable had the provisions of subsection (e)(iii) above been applicable.

            (f) Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Grant Committee shall in each instance approve at the time the Options are granted, which restrictions and conditions need not be the same for all Participants; provided, however, that ISOs shall comply with the applicable provisions of the Code pertaining thereto. The Grant Committee may specify a minimum number of full shares that must be purchased by a Participant upon any exercise of an Option granted under the Plan. Notwithstanding any other restriction on exercisability approved by the Grant Committee, if a Change of Control shall occur, then, unless prior to the occurrence thereof the Board shall have determined otherwise by a vote of at least two-thirds of its members, all Options granted under the Plan shall immediately become fully exercisable whether or not then exercisable.

            (g) The purchase price of Common Shares upon exercise of any Option shall be paid in full either in cash or in Common Shares valued at their Fair Market Value on the date of exercise or a combination thereof.

            (h) At the time of grant of an Option, the Grant Committee may impose such restrictions on disposition of Common Shares acquired upon the exercise of such Option as it deems appropriate, which restrictions may, without limitation, include a right in the Corporation to repurchase upon the occurrence of a specified event or events, all or any of such shares at the price not less than the exercise price paid by the Participant for those shares.

            (i) The Grant Committee may prescribe such other terms and conditions of the Options granted under the Plan that are neither inconsistent with nor prohibited by the Plan.

6.  SPECIAL RULES RELATING TO ISOs
    ------------------------------

            Notwithstanding anything in Section 5 to the contrary, ISOs shall be in such form and upon such terms and conditions as the Grant Committee shall from time to time determine, subject to the following to the extent necessary to comply with Section 422A of the Code:

            (a) An ISO must be granted within ten years from the date the Plan is adopted or the date the Plan is approved by the shareholders of ArvinMeritor, whichever is earlier;

            (b) The aggregate Fair Market Value (determined at the time the ISOs are granted) of the Common Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Corporation and its subsidiaries) shall not exceed $100,000 (or such other amount as may be fixed as the maximum amount permitted by Section 422(d) of the
Code); and

            (c) Notwithstanding any other provision herein contained, no Participant may receive an ISO under the Plan if such Participant, at the time the ISO is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of shares of the Corporation or of its parent or subsidiary corporations (within the contemplation of Section 425(d) of the Code); provided, however, that such Participant shall be eligible to receive a grant of an ISO if, at the time




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


such ISO is granted, the exercise price is at least 110% of the Fair Market Value of Common Shares, and such ISO is not exercisable after the expiration of five years from the date such ISO is granted.

7.  SHARE APPRECIATION RIGHTS
    -------------------------

            (a) SARs may be granted to Participants at any time and from time to time as shall be determined by the Grant Committee. The Grant Committee may specify that an SAR granted under the Plan shall be a Tandem SAR or a Non-tandem SAR. An SAR granted to a Participant at the same time and covering the same number of Common Shares as an Option shall be a Tandem SAR unless the Grant Committee specifies that it shall be a Non-tandem SAR. At the time of grant of a Non-tandem SAR, the Grant Committee shall specify the base price of Common Shares to be used in connection with the calculation described in subsection (c) below and the number of Common Shares subject to the SAR. The base price of a Non-tandem SAR shall not be less than 100% of the Fair Market Value of one Common Share on the date of grant. No Tandem SAR may be granted to a Participant in connection with an ISO in a manner that will disqualify the ISO under Section 422A of the Code unless the Participant consents thereto.

            (b) Each SAR shall be evidenced by an SAR Agreement.

            (c) An SAR shall entitle the Participant to receive from the Corporation the number of Common Shares having an aggregate Fair Market Value equal to:

            (i) In the case of a Tandem SAR, all, or if specified by the Grant Committee at the time of grant, some portion, of the excess of the Fair Market Value of one Common Share as of the date on which the SAR is exercised over the Option price per share specified in such Option, multiplied by the number of shares then subject to the Option, or the portion thereof as to which the SAR is being exercised; or

            (ii) In the case of a Non-tandem SAR, all, or if specified by the Grant Committee at the time of grant, some portion or multiple, of the excess of the Fair Market Value of one Common Share as of the date on which the SAR is exercised over the base price specified in such SAR, multiplied by the number of Common Shares then subject to the SAR, or the portion thereof as to which it is being exercised.

Cash shall be delivered in lieu of any fractional shares. The Corporation shall be entitled to elect to settle any part or all of its obligation arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the Common Shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares.




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


            (d) A Tandem SAR shall be exercisable at the time and to the extent, but only at such time and to such extent, that the Option to which it relates is exercisable. Upon the exercise of a Tandem SAR, the unexercised Option or portion thereof to which the exercised portion of the Tandem SAR is related shall expire. The exercise of any Option shall cause the expiration of the Tandem SAR related to such Option, or portion thereof that is exercised.

            (e) (i) Non-tandem SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Grant Committee shall in each instance approve at the time the Non-tandem SARs are granted, which restrictions and conditions need not be the same for all Participants. The Grant Committee may specify a minimum number of full shares with respect to which any exercise of a Non-tandem SAR must be made. Notwithstanding any other restriction on exercisability approved by the Grant Committee, if a Change of Control shall occur, then, unless prior to the occurrence thereof the Board shall have determined otherwise by a vote of at least two-thirds of its members, all Non-tandem SARs granted under the Plan shall immediately become fully exercisable whether or not then exercisable.

            (ii) Subject to earlier termination as provided in the last sentence of this paragraph (ii), a Non-tandem SAR granted under the Plan shall expire on the date determined by the Grant Committee, provided that such date shall not be more than ten years from the date the SAR is granted. The Grant Committee shall specify at the time each Non-tandem SAR is granted, the time or times at which, and in what proportions, the Non-tandem SAR may be exercised prior to its expiration or earlier termination. The Grant Committee, in its discretion, shall have the power to accelerate the exercisability of any or all Non-tandem SARs, or any part thereof, granted under the Plan. Notwithstanding the foregoing, any Non-tandem SAR granted to a Participant under the Plan shall expire following a termination of his employment with the Corporation in the same manner as an Option held by such Participant would expire pursuant to the provisions of subsection 5(e).

            (f) Subject to Section 15, the Corporation shall, in a timely manner, (i) issue, in the name of the Participant, the total number of Common Shares to which the Participant is entitled pursuant to subsection (c) hereof, and (ii) if the Corporation elects to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value of the Common Shares it would otherwise be obligated to deliver.

            (g) The Grant Committee may prescribe such other terms and conditions of all SARs granted under the Plan that are neither inconsistent with nor prohibited by the Plan.




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


8.  RESTRICTED SHARE AWARDS
    -----------------------

            The Grant Committee may grant from time to time to Participants, Restricted Shares on terms determined by the Grant Committee, consistent with the provisions of the Plan, including the following:

            (a) Restricted Shares issued under the Plan shall be governed by a Restricted Share Agreement in such form as the Grant Committee shall from time to time determine.

            (b) The Grant Committee shall specify a Restricted Period and may specify performance or other criteria for each Award of Restricted Shares, and the Restricted Shares granted shall be forfeited if the grantee does not continue as an employee of the Corporation throughout the Restricted Period, or if and to the extent the specified performance or other criteria are not met during the Restricted Period, except as otherwise provided in this Section 8.

            (c) Restricted Shares granted to a Participant shall have all the attributes of outstanding Common Shares, except that the registered owner shall have no right to direct the transfer thereof. Restricted Shares shall be held in book-entry accounts subject to the direction of ArvinMeritor (or if ArvinMeritor elects, certificates therefor may be issued in the Participant's name but delivered to and held by ArvinMeritor), and, unless the Grant Committee determines otherwise at the time of grant, any dividends that may be paid in cash or otherwise on Restricted Shares shall be delivered to and held by ArvinMeritor, so long as the Restricted Shares remain subject to forfeiture. As and to the extent that Restricted Shares are no longer subject to forfeiture, the Participant shall have the right to direct the transfer thereof, the restrictions on the book-entry accounts for those Restricted Shares shall be released, and certificates that may have been issued for those Restricted Shares and any dividends thereon held by ArvinMeritor shall be delivered to the Participant. There shall also be paid to the Participant at such time interest on the amount of cash dividends so delivered computed at the same rate and in the same manner as interest credited from time to time under the ArvinMeritor's Deferred Compensation Plan.

            (d) If a Participant's employment by the Corporation terminates prior to the end of the Restricted Period applicable to any Award of Restricted Shares because of the Participant's death or retirement under a retirement plan of the Corporation not less than one year after the date of that Award, the number of Restricted Shares such Participant shall be deemed to have earned shall be the number thereof determined as though such Participant's employment had not terminated prior to the end of the Restricted Period.




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


            (e) If a Participant's employment by the Corporation terminates prior to the end of the Restricted Period applicable to any Award of Restricted Shares, for any reason other than death or retirement under a retirement plan of the Corporation not less than one year after the date of that Award, such Participant shall be deemed not to have earned any Restricted Shares except as and to the extent the Committee, taking into account the purpose of the Plan and such other factors as in its sole discretion it deems appropriate, may determine, provided that the number of Restricted Shares which may be so determined by the Committee to have been earned shall not exceed the number which would have been earned had the provisions of paragraph (d) above been applicable.

            (f) Notwithstanding any other provision of the Plan, if a Change of Control shall occur, then, unless prior to the occurrence thereof the Board shall have determined otherwise by vote of at least two-thirds of its members, the restrictions on all Restricted Shares granted under the Plan shall immediately lapse.

9.  PERFORMANCE SHARES AND PERFORMANCE UNITS
    ----------------------------------------

            The Committee may from time to time grant Performance Shares or Performance Units to such Participants and upon such terms and conditions as the Committee shall determine, subject to the following:

            (a) Each Performance Share shall represent one Common Share and shall be earned upon the attainment of performance goals established by the Committee at the time of grant. Each Performance Unit shall represent the Fair Market Value of a Common Share and shall be earned upon the attainment of performance goals established by the Committee at the time of grant. The time period during which the performance goals must be met shall be determined by the Committee and shall be called a "performance period." The Committee may provide that a Participant will earn a specified portion of the Performance Shares or Performance Units for a performance period in the event that performance goals for such performance period are partially attained.

            (b) As of the last day of a performance period, Performance Shares and Performance Units earned by a Participant for such period shall be credited to an account (the "Account") established and maintained for such Participant, and any unearned Performance Shares or Performance Units shall be forfeited. When ArvinMeritor pays a cash dividend on Common Shares, each Participant's Account shall also be credited with the amount of any cash dividends that would have been paid on the number of Common Shares equal to the number of Performance Shares then credited to such Account. The Committee may provide that Performance Units credited to an Account shall be credited with earnings at a rate determined by the Committee. The Account of any Participant, which shall be the record of Performance Shares earned by




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


such Participant under the Plan, dividends paid thereon, Performance Units earned by such Participant under the Plan and earnings credited thereon, is solely for accounting purposes and shall not require a segregation of any Corporation assets.

            (c) If a Participant's employment by the Corporation terminates prior to the end of the performance period applicable to any Award of Performance Shares or Performance Units because of the Participant's (i) death; or (ii) retirement under a retirement plan of the Corporation not less than one year after the beginning of that performance period, the number of Performance Shares, the dividends paid thereon, the amount of Performance Units and the earnings thereon subject to such Award that such Participant shall be deemed to have earned shall be determined as though such Participant's employment had not terminated prior to the end of the performance period.

            (d) If a Participant's employment by the Corporation terminates prior to the end of the performance period applicable to any Award of Performance Shares or Performance Units, for any reason other than death or retirement under a retirement plan of the Corporation not less than one year after the beginning of that performance period, such Participant shall be deemed not to have earned any Performance Shares, dividends thereon, Performance Units or earnings thereon except as and to the extent the Committee, taking into account the purpose of the Plan and such other factors as in its sole discretion it deems appropriate, may determine, provided that the number of Performance Shares, the dividends paid thereon, the amount of Performance Units and the earnings thereon which may be so determined by the Committee to have been earned shall not exceed the number of Performance Shares, the dividends paid thereon, the amount of Performance Units and the earnings thereon which would have been earned had the provisions of paragraph (c) above been applicable.

            (e) Notwithstanding any other provision of the Plan, if a Change of Control shall occur, then, unless prior to the occurrence thereof the Board shall have determined otherwise by vote of at least two-thirds of its members, all performance periods (except those under Performance Shares or Performance Units that do not provide for a Change-of-Control contingency) not then complete shall be deemed completed immediately, the performance goals therefor shall have been deemed to have been attained, and each Participant shall be deemed to have earned the maximum amount that could have been earned with respect to such Performance Shares and Performance Units.

10.  ASSIGNMENT
     ----------

            Except in connection with unrestricted Common Shares issued pursuant to an Award or as otherwise determined by the Committee, Awards granted under the Plan and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by




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


will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. In the event of the death of a Participant, any distribution due under the Plan shall be made to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the will of the Participant or applicable intestacy law; or in the event that there shall be no representative duly appointed and qualified within six months after the date of death of such deceased Participant, then to such persons as, at the date of his death, would be entitled to share in the distribution of such deceased person's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.

11.  ADJUSTMENTS
     -----------

            If there shall be any change in or affecting Common Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Common Shares (other than a cash dividend) there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board may deem appropriate under the circumstances. Such amendments, adjustments and actions may include, without limitation, changes in the number of Common Shares which may be issued or transferred, in the aggregate or to any one Participant, pursuant to the Plan, the number of Common Shares subject to outstanding Options, SARs, Performance Shares and Performance Units and the related price per share.

12.  DISSOLUTION OR LIQUIDATION
     --------------------------

            Upon the dissolution or liquidation of ArvinMeritor, each Participant's rights with respect to Options and SARs that have not been exercised, Restricted Shares that are subject to forfeiture, and Performance Shares or Performance Units that are either unearned or not yet distributable, as of the date of the occurrence of such event, shall terminate and be forfeited and neither the Participant, nor the Participant's heirs, personal representatives, successors or assigns shall have any future rights with respect to any such Options, SARs, Restricted Shares, Performance Shares, or Performance Units. Notwithstanding the foregoing, the Committee, in its discretion exercised in a nondiscriminatory way, may (i) adjust the terms of any Award to give the holder thereof the opportunity to participate in any distribution on Common Shares related to the dissolution or liquidation, or (ii) otherwise provide for a distribution to any holder of an Award affected by the dissolution or liquidation; provided, however, that if the dissolution or liquidation occurs after a Change of Control, unless prior to the occurrence of the Change of Control, the Board shall have determined otherwise by a vote of at least two-thirds of its members, the Committee shall (i) by such adjustment or distribution, provide that the holder of each Award shall benefit in the same manner as if such Award




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


had been exercised or made unrestricted prior to the distributions on Common Shares related to the dissolution or liquidation, or (ii) make a cash distribution to such holder in an amount equal to the value of the Award (including, in the case of a Performance Share and Performance Unit, the Account related thereto).

13.  GOVERNMENT REGULATIONS
     ----------------------

            Notwithstanding any of the provisions hereof, or of any Option, SAR, Restricted Share, Performance Share, or Performance Unit granted hereunder, the obligation of the Corporation to issue and deliver Common Shares upon the exercise of such Option or SAR or upon a distribution with respect to a Performance Share or Performance Unit, or the obligation of the Corporation to issue and deliver Restricted Shares, shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required, including, without limitation, the obligation of the Corporation to have a registration statement or statement that complies with the provisions of the Securities Act of 1933, as amended, in effect with respect to such Common Shares at the time of such issuance and delivery unless the Corporation receives evidence satisfactory to it that such issuance and delivery, in absence of such an effective registration statement or statements, would not constitute a violation of the terms and provisions of such act.

14.  TERMINATION AND AMENDMENT OF PLAN
     ---------------------------------

            The Board (or the Committee) may amend, alter or terminate the Plan, provided that, subject to Section 11, no amendment, alteration or termination shall be made which would materially and adversely affect the rights of any Participant under any Option, SAR, Performance Share, or Performance Unit theretofore granted, or of any Participant who had theretofore acquired Restricted Shares pursuant to the Plan, without such Participant's consent, as the case may be.

15.  WITHHOLDING TAXES
     -----------------

            The Corporation shall have the right in connection with any delivery of shares or payment under the Plan, exercise of any Option or SAR or termination of the Restricted Period for any Restricted Shares, to deduct from any such delivery or payment or any other payment by the Corporation, an amount equal to any taxes required by law to be withheld with respect thereto or to require the Participant or other person receiving such payment, effecting such exercise or entitled to Common Shares and related payments on termination of such Restricted Period, as a condition of and prior to such payment or exercise or delivery of Common Shares on such termination, to pay to the Corporation an amount sufficient to provide for any such taxes so required to be withheld.

16.  RIGHT TO TERMINATE EMPLOYMENT
     -----------------------------

            Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Corporation or affect any right that the Corporation may have to terminate the employment or change the assignment of such Participant.

17.  RIGHTS AS SHAREHOLDER
     ---------------------

            The recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until Common Shares are issued to the recipient.

18.  LEAVES OF ABSENCE
     -----------------

            The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leaves of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

19.  EFFECTIVE DATE
     --------------

            The Plan became effective in February 1998. Any Awards outstanding under the Plan at the close of business on July 13, 2001 shall be governed by the Plan as then in effect. The provisions of the Plan, as amended effective as of the close of business on July 13, 2001, shall apply to Awards granted after July 13, 2001. There shall be no Options, SARs, Restricted Shares, Performance Shares, or Performance Units granted or awarded under the Plan after 2008; provided, however, that all Options, SARs, Restricted Shares, Performance Shares, and Performance Units granted or sold under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the Plan and the terms of their related agreements.

20.  GOVERNING LAW
     -------------

            The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana and, in the case of ISOs, Section 422A of the Code.

21.  INDEMNIFICATION
     ---------------

            Each person who is or shall have been a member of the Committee, the Grant Committee or the Board shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof with the Corporation's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person; provided, however, that such person shall give the Corporation an opportunity at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or to hold them harmless.

22.  SUCCESSORS
     ----------

            In the event of a sale of substantially all of the assets of the Corporation, or a merger, consolidation or share exchange involving the Corporation, all obligations of the Corporation under the Plan with respect to awards granted hereunder shall be binding on the successor to the Corporation in the transaction. Employment with such a successor shall be considered employment with the Corporation for purposes of the Plan.

23.  NOTICES
     -------

            Notices given pursuant to this Agreement shall be in writing and shall be deemed received when personally delivered or five days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to the Corporation shall be directed to:

            Secretary
            ArvinMeritor, Inc.
            2135 West Maple Road
            Troy, Michigan  48084

            Notices to Participants shall be directed to such person at the home address of such person on the records of the Corporation. Notwithstanding the foregoing, if either party shall have previously designated an address by notice to the other party given in the foregoing manner, then notices to such party shall be directed as designated.